Exhibit 99.1

News Release

Newell Brands Announces Tender Offers for $700 Million of Outstanding Debt

HOBOKEN, NJ – August 12, 2019 – Newell Brands Inc. (NASDAQ: NWL) (the “Company” or “Newell Brands”) announced today that it has commenced debt tender offers to purchase for cash (i) any and all of the Company’s outstanding securities listed in Table I below (the “Any and All Notes”) (such offer, the “Any and All Offer”), and (ii) up to the Maximum Waterfall Tender Amount (as defined below) in aggregate principal amount of the Company’s outstanding securities listed in Table II below (collectively, the “Waterfall Notes” and, together with the Any and All Notes, the “Securities”), subject to the Acceptance Priority Levels as defined below (such offer, the “Waterfall Offer” and, together with the Any and All Offer, the “Offers”). The “Maximum Waterfall Tender Amount” is an aggregate principal amount equal to $700 million less the aggregate principal amount of the Any and All Notes validly tendered and accepted for purchase in the Any and All Offer. The Offers are intended to allow the Company to reduce the amount and cost of the Company’s outstanding indebtedness. The Company expects to fund the Offers with available cash on hand.

Table I

Securities Subject to the Any And All Offer

Title of Security(1)	Principal Amount Outstanding	CUSIP/ISIN	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)

3.900% Notes due 2025	$91,088,000	CUSIP: 651229 AS5 ISIN: US651229AS52	1.75% due 7/31/2024	FIT1	185

4.000% Notes due 2024	$500,000,000	CUSIP: 651229 AQ9 ISIN: US651229AQ96	1.75% due 7/31/2024	FIT1	165

(1) The Total Consideration will be determined taking into account the par call date, if applicable, for such series of Securities. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

Table II

Securities Subject to the Waterfall Offer

Title of Security(1)	Principal Amount Outstanding	CUSIP/ISIN	Acceptance Priority Level	Early Tender Premium(2)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)

3.850% Notes due 2023	$1,750,000,000	CUSIP: 651229 AV8 ISIN: US651229AV81	1	$50	1.75% due 7/31/2024	FIT1	130

4.000% Notes due 2022	$250,000,000	CUSIP: 651229 AM8 ISIN: US651229AM82	2	$50	1.50% due 8/15/2022	FIT1	120

4.200% Notes due 2026	$2,000,000,000	CUSIP: 651229 AW6 ISIN: US651229AW64	3	$50	1.625% due 8/15/2029	FIT1	185

(1) The Total Consideration will be determined taking into account the par call date, if applicable, for such series of Securities. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

(2) The Total Consideration payable for each $1,000 principal amount of Waterfall Notes validly tendered at or prior to the Waterfall Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium.

Subject to the Maximum Waterfall Tender Amount, the amounts of each series of Waterfall Notes that are purchased in the Waterfall Offer will be determined in accordance with the acceptance priority levels specified

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in Table II above (the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level.

The Offers are being made pursuant to, and are subject to the satisfaction or waiver of the terms and conditions set forth in the Offer to Purchase, dated August 12, 2019 and, in the case of the Any and All Offer, the Notice of Guaranteed Delivery (as they may each be amended or supplemented from time to time, the “Offer Documents”). The Any and All Offer will expire at 5:00 p.m., New York City time, on August 16, 2019, unless extended or terminated (the “Any and All Expiration Date”). The Waterfall Offer will expire at midnight, New York City time, at the end of September 9, 2019, unless extended or terminated (the “Waterfall Expiration Date”). Tenders of Any and All Notes may be properly withdrawn at any time at or prior to the Any and All Expiration Date. Tenders of Waterfall Notes may be properly withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 23, 2019. Tenders of Securities may not be properly withdrawn after the applicable withdrawal deadline, except where additional withdrawal rights are required by law.

Holders of Any and All Notes that are validly tendered and not properly withdrawn at or prior to the Any and All Expiration Date and accepted for purchase will receive the applicable Total Consideration. There is no early tender premium applicable to the Any and All Offer. Payment for Any and All Notes that are validly tendered and not properly withdrawn at or prior to the Any and All Expiration Date and accepted for purchase will be made as soon as reasonably practicable following the Any and All Expiration Date (such date, the “Any and All Settlement Date”). The Company expects that the Any and All Settlement Date will be on or about August 19, 2019, the first business day after the Any and All Expiration Date.

Holders of Waterfall Notes that are validly tendered and not properly withdrawn at or prior to 5:00 p.m., New York City time, on August 23, 2019 (unless extended, the “Waterfall Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes the applicable early tender premium specified in Table II above (the “Early Tender Premium”). Payment for Waterfall Notes that are validly tendered and not properly withdrawn at or prior to the Waterfall Early Tender Deadline and accepted for purchase will be made as soon as reasonably practicable following the Waterfall Early Tender Deadline (such date, the “Waterfall Early Settlement Date”). The Company expects that the Waterfall Early Settlement Date will be on or about August 27, 2019, the first business day after the Waterfall Price Determination Date (as defined below). Holders of Waterfall Notes who validly tender their Waterfall Notes following the Waterfall Early Tender Deadline and at or prior to the Waterfall Expiration Date will only receive the applicable “Tender Offer Consideration” for such Waterfall Notes accepted for purchase, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium. There are no guaranteed delivery provisions in connection with the Waterfall Offer.

The prices to be paid for each series of Any and All Notes subject to the Any and All Offer and accepted for purchase will be determined at 10:00 a.m., New York City time, on August 16, 2019 (such date, as it may be extended, the “Any and All Price Determination Date”). The prices to be paid for each series of Waterfall Notes subject to the Waterfall Offer and accepted for purchase will be determined at 10:00 a.m., New York City time, on August 26, 2019, the first business day following the Waterfall Early Tender Deadline (such date, as it may be extended, the “Waterfall Price Determination Date”).

Promptly after the Any and All Expiration Date, the Company will issue a press release specifying, among other things, the applicable Total Consideration for the Any and All Notes and the aggregate principal amount of Any and All Notes validly tendered at or prior to the Any and All Expiration Date and accepted for purchase. Promptly after the Waterfall Price Determination Date, the Company will also issue a press release specifying, among other

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things, the applicable Total Consideration for each series of Waterfall Notes and the aggregate principal amount of each series of Waterfall Notes validly tendered at or prior to the Waterfall Early Tender Deadline and accepted for purchase.

Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase, provided that accrued interest will cease to accrue on the Any and All Settlement Date for all Any and All Notes accepted in the Any and All Offer, including those tendered pursuant to guaranteed delivery procedures.

If the Waterfall Offer is not fully subscribed as of the Waterfall Early Tender Deadline, subject to the Maximum Waterfall Tender Amount, Waterfall Notes validly tendered and not properly withdrawn at or prior to the Waterfall Early Tender Deadline will be accepted for purchase in priority to other Waterfall Notes tendered following the Waterfall Early Tender Deadline, even if such Waterfall Notes tendered following the Waterfall Early Tender Deadline have a higher Acceptance Priority Level than Waterfall Notes tendered at or prior to the Waterfall Early Tender Deadline.

Waterfall Notes of a series may be subject to proration if the aggregate principal amount of the Waterfall Notes of such series validly tendered and not properly withdrawn would cause the Maximum Waterfall Tender Amount to be exceeded. Furthermore, if the Waterfall Offer is fully subscribed as of the Waterfall Early Tender Deadline, holders who validly tender Waterfall Notes following the Waterfall Early Tender Deadline will not have any of their Waterfall Notes accepted for purchase.

Newell Brands’ obligation to accept for payment and to pay for the Securities validly tendered in the Offers is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.

Barclays Capital Inc. and RBC Capital Markets, LLC are serving as the Lead Dealer Managers, and HSBC Securities (USA) Inc. is serving as Co-Dealer Manager, in connection with the Offers. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the Offers, including complete instructions on how to tender Securities, are included in the Offer Documents. Holders are strongly encouraged to read carefully the applicable Offer Documents, including materials incorporated by reference therein, because they will contain important information. Copies of the Offer Documents are available at https://www.gbsc-usa.com/newellbrands/ and requests for copies may also be directed to the information agent at (212) 430-3774 (banks and brokers) or (866) 807-2200 (all others). Questions regarding the Offers should be directed to Barclays Capital Inc., Liability Management Group, at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or RBC Capital Markets, LLC, Liability Management Group, at (212) 618-7843 (collect) or (877) 381-2099 (toll free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the information agent and tender agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to the Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

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About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert® and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the Offers, including the timing, size, pricing or other terms of the Offers, and other future events. All information set forth in this release is as of the date hereof. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements include the Company’s ability to complete the Offers and satisfy the conditions thereto, and other potential factors, risks and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+1 (201) 610-6717

claireaude.staraci@newellco.com

221 River Street Hoboken, NJ 07030	NASDAQ: NWL www.newellbrands.com
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